UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                           June 30, 2011

Commission File Number 001-33933
EXPLORE ANYWHERE HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Nevada	88-0319470
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

6150 West 200 South, #3, Wabash, Indiana	46992
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 877.539.5644

ITEM 8.01 OTHER INFORMATION

Explore Anywhere Holding Corp. (the "Company") previously believed that it would be able to release its new products "Spybuddy 2011" and "CyberbullyPro" by the end of the second quarter. However, product development is still ongoing, due to additional feature work, causing the Company to delay the release of all new products until after the second quarter. The Company is making all efforts to release its new products as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      June 30, 2011

EXPLORE ANYWHERE HOLDING CORP.

By:           /s/ Bryan Hammond
Name:           Bryan Hammond
Title:           President